                                                              Exhibit 10(x)(vii)

                                PROMISSORY NOTE

                                   QMS, Inc.


                                                Funding Date:  December 22, 1999
Principal Amount:  U.S. $5,000,000
Lender:  Minolta Co., Ltd.

For value received, the undersigned, QMS, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of the Lender set forth above (the "Lender"), the Principal Amount of five million Dollars ($5,000,000), or, if less, the unpaid principal amount of the Additional Loan (as defined in the Loan Agreement referred to below) of the Lender to the Borrower made on the Funding Date set forth above (the "Loan"), payable in thirty-five (35) equal installments of one-hundred thirty-eight thousand nine hundred Dollars ($138,900) due on the tenth (10th day) of each calendar month starting on the full calendar month next succeeding the first anniversary of the Funding Date set forth above until November 10, 2003 and the Borrower shall repay the entire unpaid principal amount of the Loan on December 10, 2003.

The Borrower also promises to pay interest on the unpaid principal amount of the Loan from the date hereof until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Amended and Restated Loan Agreement, dated as of November 10, 1999, by and between the Lender and the Borrower (including, without limitation, all annexes, exhibits and schedules thereto and as the same may be amended, restated, modified or supplemented from time to time, the "Loan Agreement").

This Promissory Note is issued pursuant to, and is entitled to the benefits of, the Loan Agreement and the other Loan Documents, to which reference is hereby made for a more complete statement of the terms and conditions under which the Additional Loan evidenced hereby are made and are to be repaid. Capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

All payments of principal and interest in respect of this Promissory Note shall be made to the Lender not later than 11:00 A.M. (New York City time) on the date and at the place due, to the Lender's account in lawful money of the United States of America in same day funds.

This Promissory Note may be prepaid at the option of the Borrower as provided in
Section 2.4 (Optional Prepayments) of the Loan Agreement and must be prepaid in accordance with such section.

The Loan Agreement and this Promissory Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

Upon the occurrence of any one or more of certain Events of Default, the unpaid balance of the principal amount of this Promissory Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provisions of this Promissory Note, the Loan Agreement or the other Loan Documents shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Promissory Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred in the collection and enforcement of this Promissory Note or any appeal of a judgment rendered thereon all in accordance with the provisions of the Loan Agreement. Time is of the essence in respect of this Promissory Note. The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Loan Agreement and to the full extent permitted by law the right to plead any statute of limitations as a defense to any demands hereunder.

This Promissory Note is secured by certain of the Loan Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

IN WITNESS WHEREOF, the Borrower has caused this Promissory Note to be executed in the United States of America and delivered by its duly authorized officer, as of the day and year and at the place first above written.

QMS, Inc.

By: /s/ Edward E. Lucente
Name:  Edward E. Lucente
Title: Chief Executive Officer and President